Exhibit 10.7

REPURCHASE OPTION AGREEMENT

This Repurchase Option Agreement (this “Agreement”) is made and entered into as of September 16, 2013 by and between Sogou Inc., a Cayman Islands company (the “Company”), and China Web Search (HK) Limited (the “Shareholder”). The Company and the Shareholder are sometimes referred to herein individually as a “Party,” and together as the “Parties.”

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Repurchase/Put Option.

1.1 Grant of Option. The Shareholder hereby grants to the Company the option (the “Repurchase Option”) exercisable by the Company at its sole election by written notice to the Shareholder delivered at any time on or after March 16, 2014 and prior to July 31, 2014 to repurchase from the Shareholder 14,400,000 Series A Preferred Shares (“Series A Preferred Shares”) of the Company, representing 100% of Series A Preferred Shares held by the Shareholder as of the date hereof, for a price of $3.28 per Series A Preferred Share (or $47,284,490 in the aggregate) (the “Repurchase Price”) payable by wire transfer of immediately available funds to the Shareholder’s Designated Bank Account (as defined below).

1.2 Grant of Put. The Company hereby grants to the Shareholder an option (the “Put Option”) exercisable by the Shareholder at its sole election by written notice to the Company delivered at any time during the period between the date hereof and July 31, 2014 to sell to the Company 14,400,000 Series A Preferred Shares of the Company, representing 100% of Series A Preferred Shares held by the Shareholder as of the date hereof, for a price of $3.28 per Series A Preferred Share (or $47,284,490 in the aggregate) (the “Sale Price”) payable by wire transfer of immediately available funds to the Shareholder’s Designated Bank Account (as defined below).

1.3 Effect of Exercise of Option or Put. Following such exercise of either the Repurchase Option or the Put Option and payment of the Repurchase Price or the Sale Price (as applicable) and the removal of the Shareholder from the Company’s register of members in respect of the purchased Series A Preferred Shares, the Shareholder will have no further right, title, or interest in or to the Series A Preferred Shares so repurchased by the Company. The Shareholder acknowledges and agrees that the Company’s payment of the Repurchase Price/Sale Price will be in lieu of any accruing or other dividend to which the Shareholder might be entitled under the Company’s Memorandum and Articles of Association, as then in effect, or otherwise up to and including the date that the Shareholder ceases to be a member of the Company.

1.4 No Action Required. For the avoidance of doubt, the Company’s exercise of the Repurchase Option shall require no further action by the Shareholder, and the Shareholder’s exercise of the Put Option shall also require no further action by the Company, except for the payment of the Repurchase Price or Sale Price, as applicable, and the signing of the Instrument of Transfer.

1.5 Instrument of Transfer. No later than three days after delivery of the option notice under Section 1.1 or 1.2 , as the case may be, (i) the Company and the Shareholder shall execute and deliver to each other an instrument of transfer and surrender (the “Instrument of Transfer”), in a form substantially similar to the form attached hereto as Exhibit A, and (ii) the Shareholder shall designate in writing to the Company a bank account (the “Designated Bank Account”) to receive payment of the Repurchase Price or Sale Price upon the Company’s exercise of the Repurchase Option or the Shareholder’s exercise of the Put Option, as applicable.

2.	Irrevocable Proxy and Power of Attorney.

2.1 Voting. Subject to compliance by the Company with its obligations under this Agreement, the Shareholder irrevocably agrees that from the date hereof until the earlier of the effective date of the Company’s repurchase of the Shareholder’s Series A Preferred Shares pursuant to the Repurchase Option or Put Option, it shall abstain from voting at any meeting of the shareholders of the Company, or any adjournment thereof, however called, and in any action by written consent of the shareholders of the Company. The Shareholder hereby acknowledges and confirms that such agreement to abstain is coupled with an interest and may under no circumstances be revoked by the Shareholder.

3.	Representations and Warranties of the Parties.

3.1 Representation and Warranties of the Parties. Each Party hereby represents, warrants and covenants to the other Party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any breach of any terms, conditions or provisions of or constitute a default under any agreement, commitment or other arrangement by which such Party or such Party’s properties is bound or any decree, judgment, order, statute, rule or regulation applicable to such Party.

3.2 Representation and Warranties of the Shareholder. The Shareholder hereby represents, warrants and covenants that the Shareholder is the sole owner of the Series A Preferred Shares, that the Series A Preferred Shares constitute the Shareholder’s entire direct or indirect ownership interest in the Company, that the Series A Preferred Shares are owned by the Shareholder, of record and beneficially, free and clear of all charges, pledges, liens, equities, hypothecations, mortgages, security interests, rights of first refusal, or other encumbrances of any nature whatsoever, and that, other than as set forth in this Agreement, the Shareholder has made no agreement or commitment relative to the purchase, sale, pledge, transfer or other disposition of any of the Series A Preferred Shares.

4. Indemnification by Shareholder. The Shareholder shall indemnify, defend and hold harmless the Company and its affiliates, officers, directors, agents and employees (each, a “Company Indemnified Party”) from and against any and all liabilities imposed by any governmental or tax authority of any applicable jurisdiction on any Company Indemnified Party with respect to any and all tax liabilities or obligations of any amount or nature of the Shareholder resulting or arising out of the transactions contemplated by this Agreement.

5.	Miscellaneous.

5.1 Governing Law and Dispute Resolution.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

(b) Each of the Parties hereto irrevocably agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in the Hong Kong S.A.R. under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Arbitration Rules”) in force when a Notice of Arbitration is submitted in accordance with the Arbitration Rules. There shall be one (1) arbitrator, selected in accordance with the Arbitration Rules. The award of the arbitrator shall be final, conclusive and binding on the Parties. Judgment may be entered on the arbitrator’s award in any court having competent jurisdiction. The Parties shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses.

5.2 Entire Agreement; Amendment. This Agreement represents the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings or representations, whether oral or written, and may be waived or modified only by a subsequent written agreement signed by the Parties hereto.

5.3 No Assignment. This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors and assigns. No Party may transfer or assign its rights or obligations under this Agreement without the prior written consent of the other Party and any purported transfer or assignment without such consent shall be void ab initio and without effect.

5.4 Notices. Notices and other communications to be given by any Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

if to the Company:

c/o Sohu.com Inc.

Level 12, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084, People’s Republic of China

Attention: Xiaochuan Wang

Email: xiaochuanwang@sohu-inc.com

with a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, MA 02110, U.S.A

Attention: Timothy B. Bancroft

Facsimile: +1 617 574 7568

Email: tbancroft@goulstonstorrs.com

if to the Shareholder:

Room 3501, K. Wah Centre

1010 Huaihai Middle Road

Shanghai 200031, China

Attention: Xin Huang

Facsimile: +86-21-3127-1750

Email: huangxin@yfc.cn

or to such other address or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized overnight courier. All other notices may also be sent by email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by email; upon confirmation of delivery, if sent by recognized overnight courier; and upon receipt if mailed.

5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5.6 Severability. In the event any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable or become unlawful in its operation, such provision shall not affect the rights and duties of the Parties with regard to the remaining provisions of this Agreement which shall continue as binding.

5.7 Further Actions. If at any time after the date of this Agreement any further actions are necessary, proper, advisable or convenient to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each of the Parties shall cooperate with one another to effectuate such actions at the requesting Party’s expense.

5.8 Specific Performance. Each of the Parties agrees that monetary damages will not be adequate compensation for breach of such Party’s obligations contained in this Agreement and further agrees that each other Party shall be entitled to specific performance of this Agreement. Each Party irrevocably waives, and agrees not to assert in any action for specific performance of this Agreement, the defense that a remedy at law would be adequate.

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IN WITNESS whereof, the Parties have duly executed this Repurchase Option Agreement the day and year first above written.

THE COMPANY:

SOGOU INC.

By
Name:
Title:

THE SHAREHOLDER:

CHINA WEB SEARCH (HK) LIMITED

By
Name:
Title

EXHIBIT A

FORM OF INSTRUMENT OF TRANSFER AND SURRENDER

[Name of Shareholder] (the “Transferor”) does hereby surrender, assign and transfer [            ] Series A Preferred Shares, par value of US$0.001 per share, of Sogou Inc. (the “Transferee”), standing in the Transferor’s name, unto the Transferee in accordance with section 37B of the Companies Law (2011 Revision).

This instrument may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

Dated:             , 2014

Signed for and on behalf of	)
CHINA WEB SEARCH (HK) LIMITED, as Transferor )
)
in the presence of:	)

Name:
Title:

Signed for and on behalf of	)
Sogou Inc., as Transferee

)
in the presence of:	)

Name:
Title: